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                                                                   EXHIBIT 10.37


                             Dated 29 January 1999



                           NEXTERA ENTERPRISES, INC.

                                      and

                                  THE VENDORS


                                   AGREEMENT

                       RELATING TO THE SALE AND PURCHASE
                  OF THE WHOLE OF THE ISSUED SHARE CAPITAL OF
                       THE ALEXANDER CORPORATION LIMITED



                              LINKLATERS & PAINES
                                ONE SILK STREET
                                LONDON EC2Y 8HQ
                             TEL:(+44) 171 456 2000

                                 REF: MSM/AXXL


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      AGREEMENT FOR PURCHASE OF SHARES

      THIS AGREEMENT is made on 29 January 1999

      BETWEEN:

      (1) THE SEVERAL PERSONS named in Part 1 of Schedule 1 and whose addresses are set out in Part 4 of Schedule 1 (the "VENDORS" which expression shall include the legal personal representatives of any such persons); and

      (2) NEXTERA ENTERPRISES, INC., a Delaware corporation, whose registered office is at One Cranberry Hill, Lexington, MA, United States of America (NEXTERA or the PURCHASER).

IT IS AGREED as follows:

  1   INTERPRETATION

      In this Agreement, including its Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1   DEFINITIONS


      AGREED TERMS or AGREED FORM means in relation to any document such document in the terms or form agreed between the parties and signed by or on behalf of the Purchaser's Solicitors and the Vendors' Solicitors for the purposes of identification;


      AUDITED ACCOUNTS means the audited accounts of the Company for the financial period ended on the Balance Sheet Date;

      BALANCE SHEET DATE means the balance sheet of the Company for the period ended 31 December 1998;

      BUSINESS DAY means a day on which banks are open for business in England (excluding Saturdays, Sundays and public holidays);

      CHARGE AGREEMENT means the Charge of Shares Agreement in the agreed form to be entered into between the Purchaser and the Vendors;

      COMPANY or Alexander means The Alexander Corporation Limited details of which are contained in Part 3 of Schedule 1;

      COMPANY'S CUMULATIVE PROFIT BEFORE TAX means the profit on ordinary activities of the Company before taxation over the Earn-Out Period in accordance with Clause 4;

      COMPANY'S CUMULATIVE REVENUE means all revenue earned by the Company over the Earn-Out Period as calculated in accordance with Clause 4;

      COMPLETION ACCOUNTS means the accounts prepared in accordance with 7.2

      COMPLETION DATE means the date hereof;

      CONSIDERATION SHARES means 150,000 Nextera Shares credited as fully paid as consideration pursuant to Clause 3;

      COMPLETION means the completion of the sale and purchase of the Shares pursuant to Clause 4;

      COMPLETION ACCOUNTS means the accounts prepared in accordance with Clause
      7;



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DISCLOSURE LETTER means the letter of even date herewith from the Vendors to the
Purchaser disclosing:

        (i)  information constituting exceptions to the Warranties; and

        (ii) details of other matters referred to in this Agreement;

DISCLOSURE BUNDLE means the bundle of documents provided with the Disclosure Letter;

EARN-OUT PERIOD means the period commencing on Completion and ending three years later;

EARN-OUT STATEMENT means the statement to be delivered pursuant to Clause 4.8.1 setting forth the Company's Cumulative Revenue, the Company's Cumulative Profit Before Tax and the Vendors Deferred Consideration, if any, payable to the Vendors;

ENCUMBRANCE means any claim, charge, mortgage, security, lien, option, equity, power of sale or hypothecation;

GAAP means generally accepted accounting principles in the UK on the date of this Agreement;


INITIAL CASH CONSIDERATION means L300,000;


LOAN NOTES means the loan notes to be issued by Nextera to the Vendors as Vendors Deferred Consideration pursuant to Clause 4.8, the aggregate value of which will be calculated in accordance with Clause 4.8 and Schedule 7 and which will be constituted by the Loan Note Instrument;

LOAN NOTE INSTRUMENT means the instrument constituting the Loan Notes in the agreed terms;

NET WORKING CAPITAL means current assets less current liabilities;

NEXTERA STOCKHOLDERS AGREEMENT means the agreement entitled "Stockholders Agreement" dated 31 August 1998 between Nextera Enterprises L.L.C., Nextera Enterprises, INC and the individuals and other parties listed in Schedule A to that agreement;

NEXTERA SHARES means units of class A common stock of US$0.001 each in the capital of the Purchaser;

PENSION SCHEME means the Alexco Pension Plan being the pension scheme to which Alexander currently makes contributions for and on behalf of certain of its employees;

PROFIT AND LOSS STATEMENTS means the profit and loss statement for the Company for the period ending 31 December 1998;

PROPERTY means the property brief details of which are set out in of Schedule 4 and Property means any one of them;

PURCHASER'S GROUP means the Purchaser, any subsidiary of the Purchaser, any holding company of the Purchaser and any subsidiary of any such holding company;

PURCHASER'S SOLICITORS means Linklaters & Paines of One Silk Street, London EC2Y 8HQ;

REPORTING ACCOUNTANTS means a firm of Chartered Accountants independent of the Vendors and of the Purchaser to be agreed by the Vendors' Representative on behalf of the Vendors and the Purchaser within 7 days of a notice by one to the other requiring such agreement or, failing such agreement, to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales;

SECURITY ACCOUNT has the meaning given in the Charge Agreement;

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        SERVICE AGREEMENTS means the service agreements to be entered into in accordance with Clause 4.3 in the agreed terms;


        SHARES means 1000 Ordinary Shares of L1 each in the capital of the Company, being the whole of the issued share capital of the Company;


        SIBSON means Sibson International LLC, a Delaware limited liability company;

        SUPPLEMENT TO THE STOCKHOLDERS AGREEMENT means the agreement in the agreed form to be signed by the Vendors by which the Vendors will become parties to the Stockholders Agreement;

        TAX DEED OF COVENANT means the deed of covenant against Taxation in the agreed terms to be entered into at Completion;

        TAXATION and TRANSACTION bear the meanings respectively given to them in the Tax Deed of Covenant;

        VENDORS' ACCOUNTANTS means BDO Stoy Hayward of B Baker Street London W1M 1DA;

        VENDORS DEFERRED CONSIDERATION means that number of Loan Notes as is calculated in accordance with Schedule 6 hereof and paid in accordance with Clause 4.8 hereof;

        VENDORS' REPRESENTATIVE means Graham Alexander or such other person with an address in the United Kingdom as Vendors selling between them thereunder a majority of the Shares shall for this purpose notify to the parties hereto by not less than 10 business days' prior written notice with express reference to this Agreement;

        VENDORS' SOLICITORS means Gouldens of 22 Tudor Street, London EC4Y 0JJ;

        WARRANTIES means, in respect of the Vendors, the warranties set out in
        Schedule 2 and WARRANTY means any one of them and, in respect of the Purchaser, the warranties set out in Schedule 3 and means any of them.

1.2     SUBORDINATE LEGISLATION

        Any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision.

1.3     MODIFICATION ETC. OF STATUTES

        Any reference to a statutory provision shall include such provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification, re-enactment or consolidation applies or is capable of applying to any transactions entered into under this Agreement prior to Completion and (so far as liability thereunder may exist or can arise) shall also include any past statutory provision (as from time to time modified, re-enacted or consolidated) which such provision has directly or indirectly replaced.

1.4     CONNECTED PERSONS

        A person shall be deemed to be connected with another if that person is connected with such other within the meaning of Section 839 of the Income and Corporation Taxes Act 1988 as in force at the date hereof.

1.5     ACCOUNTS


        Any reference to ACCOUNTS shall include the directors' and auditors' reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question.



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1.6   COMPANIES ACT 1985


      The words SUBSIDIARY and HOLDING COMPANY shall have the same meaning in this Agreement as their definitions in the Companies Act 1985 as in force at the date hereof.


1.7   INTERPRETATION ACT 1978

      The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.8   SSAPS ETC.

      A reference to SSAP means a statement of standard accounting practice as adopted by the Accounting Standards Board and published by the Institute of Chartered Accountants of England and Wales.

1.9   SCHEDULES ETC.

      References to this Agreement shall include any Schedules to it and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement.

1.10  INFORMATION

      Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.11  HEADINGS

      Headings shall be ignored in construing this Agreement.

2     AGREEMENT TO SELL THE SHARES

2.1   SALE OF SHARES

      The Vendors, relying (on amongst other things) the Warranties, representation and undertaking on the part of the Purchaser contained in this Agreement, (each as to those of the Shares specified against his name in Part 1 of Schedule 1) shall sell and the Purchaser, relying on (amongst other things) the Warranties, representations and undertakings on the part of the Vendors contained in this Agreement, shall purchase the Shares free from all Encumbrances and together with all rights and privileges now and hereafter attaching thereto.

2.2   RIGHTS OF PRE-EMPTION

      The Vendors hereby waive irrevocably any and all rights of pre-emption over the Shares conferred either by the Articles of Association or other equivalent document of the Company or in any other way.

3     CONSIDERATION

3.1   AMOUNT

      The consideration for the purchase of the Shares shall be:

      3.1.1 the Initial Cash Consideration (subject to adjustment in accordance with Clause 7);

      3.1.2       the Vendors Deferred Consideration; and

      3.1.3       the allotment and issue of the Consideration Shares.

      which shall be paid or issued in accordance with the provisions of Clause
      4.

3.2   RANKING OF CONSIDERATION SHARES

      The Consideration Shares shall rank in all respects pari passu with the existing issued fully paid shares in the capital of the Purchaser.


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  4   COMPLETION

4.1   DATE AND PLACE

      4.1.1 Completion shall take place on the date hereof at the offices of the Purchaser's Solicitors, or at such other place or on such other date as may be agreed between the Purchaser and on behalf of the Vendors.

      4.1.2 If the Vendors comply with all of their obligations under this Clause 4 which must be complied with at or before Completion, then after Completion the Purchaser shall have no right to rescind this Agreement.

4.2   VENDORS' OBLIGATIONS ON COMPLETION

      On Completion the Vendors shall deliver or make available to the
      Purchaser:

      4.2.1 duly executed transfers of the Shares in favour of the Purchaser or as it may direct accompanied by the relative share certificates (or an express indemnity in a form satisfactory to the Purchaser in the case of any certificate found to be missing);

      4.2.2 the written resignations of each of the directors and secretary of the Company from his office as a director or secretary to take effect on the date of Completion with acknowledgments signed by each of them in agreed terms to the effect (subject as therein mentioned) that he has no claim against the Company for compensation for loss of office or termination of employment (whether contractual, statutory or otherwise), redundancy or otherwise in respect of the resignation from such offices;

      4.2.3 the written resignations of the auditors of the Company to take effect on the date of Completion, with acknowledgments signed by each of them in a form satisfactory to the Purchaser to the effect that they have no claim against the Company and containing the statement referred to in Section 394 of the Companies Act 1985 to the effect that there are no circumstances connected with their resignation which they consider should be brought to the notice of the members or creditors of the Company;

      4.2.4       the Supplement to the Stockholders Agreement duly executed;

      4.2.5 the certificates of incorporation, corporate seals (if any), and statutory books of the Company (duly written up-to-date);

      4.2.6 the Tax Deed of Covenant duly executed by the Covenantors named in it;

      4.2.7 possession of all the financial and accounting books and records of the Company and all documents of title relating to the Properties;

      4.2.8 evidence satisfactory to the Purchaser that the provisions of paragraph 5.2 of Schedule 2 ("Arrangements with Connected Persons etc.") have been duly complied with insofar as they require certain matters to be dealt with prior to Completion.

      4.2.9 bank statements of all bank accounts of the Company as at the close of business on a Business Day not more than two days prior to the date of Completion.

4.3   SERVICE AGREEMENTS

      On Completion the Vendors shall procure that the key employees party thereto shall enter into the Service Agreements with the Company.

4.4   BOARD RESOLUTIONS OF THE COMPANY

      On Completion the Vendors shall procure the passing of Board Resolutions of the Company inter alia:



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       4.4.1  amending existing authorities to bankers in respect of the operation of its bank accounts as requested by the Purchaser and giving authority in favour of such persons as the Purchaser may nominate in relation to such accounts;

       4.4.2 accepting the resignations referred to in Clause 4.2.2 and appointing Mr. Vincent C. Perro and Mr. Douglas J. Tonney as directors and Mr. Douglas J. Tonney as secretary;

       4.4.3 approving the registration of the share transfers referred to in Clause 4.2.1 subject only to their being duly stamped;

       4.4.4 accepting the resignations referred to in Clause 4.2.3 and appointing Ernst & Young as auditors of the Company;

       4.4.5  approving the Service Agreements,

       and shall hand to the Purchaser duly certified copies of such Resolutions.

4.5    INITIAL CASH CONSIDERATION

       4.5.1 The Initial Cash Consideration, being the sum of 300,000 pounds (subject to adjustment in accordance with Clause 7), will be paid on Completion against compliance by the Vendors with the foregoing provisions of this Clause 4 in cash by the Purchaser to the Vendors' Solicitors.

       4.5.2 Any sum payable to the Vendors either on Completion or out of the Charged Assets under the Charge Agreement shall be paid to the Vendors' Solicitors who are authorised to receive the same on behalf of the Vendors and whose receipt shall be a good discharge to the Purchaser provided that if any amount by way of compensation or indemnity shall become payable to the Purchaser out of the Charged Assets in accordance with the provisions of the Charge Agreement, the amount which would otherwise have been due to the Vendors shall be reduced by the amount so payable and any right of the Purchaser to such compensation or indemnity shall also be reduced by such amount but without prejudice to the right of the Purchaser to recover the excess of any compensation or indemnity or any costs or expenses from the Vendors.

4.6    CONSIDERATION SHARES

       Against compliance by the Vendors with the foregoing provisions of this Clause 4, on Completion the Purchaser shall:

       4.6.1 allot and issue to certain Vendors the number of shares listed in column (3) of Part 1 of Schedule 1, being a total of 150,000 of the Consideration Shares; and deliver certificates in respect of those of them not to be charged under the Charge Agreement to the Vendors' Solicitors;

       4.6.2 issue but itself retain certificates for the balance of the Consideration Shares pursuant to and in accordance with the Charge Agreement;

       4.6.3 deliver to the Vendors' Solicitors an engrossment of each of the Charge Agreement and Tax Deed of Covenant duly executed by the Purchaser together with evidence that the Security Account referred to in the Charge Agreement has been duly opened in accordance with the instruction letter in agreed terms;

       4.6.4 deliver to the Vendors' Solicitors an engrossment of the Supplement to the Stockholders Agreement duly executed by Nextera; and

       4.6.5 deliver to the Vendors' Solicitors a certified true copy of resolutions of the Board of the Purchaser authorising its entry into and implementation of this Agreement, the issue of



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              the options and consideration shares are referred by this
              agreement and the constitution of the Loan Notes.

4.7    VENDORS COMPETENT TO ACQUIRE SHARES

       4.7.1 Each Vendor who is receiving Consideration Shares has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that he is capable of evaluating the merits and risks of acquiring the Consideration Shares as partial consideration for sale of the Shares and has the capacity to protect his own interests. Each Vendor must bear the economic risk of holding the Consideration Shares indefinitely unless such securities are registered pursuant to the US Securities Act of 1933 (the SECURITIES ACT), or an exemption from registration is available for the disposition thereof. The relevant Vendor understands that there is no assurance that any exemption from registration under the Securities Act will be available. The relevant Vendor is an "accredited investor" as defined in Rule 501 under the Securities Act.

       4.7.2 Each Vendor receiving Consideration Shares is acquiring the Consideration Shares for such Vendor's own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. The Vendor understands that the Consideration Shares acquired have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the statements made in this Clause 4.7.

4.8    VENDORS DEFERRED CONSIDERATION

       4.8.1 The Vendors' Deferred Consideration shall be calculated by Sibson, in accordance with Schedule 6 and Clause 10 and applying GAAP on a basis consistent with the Audited Accounts, who will deliver to the Vendors, within three months of the end of the Earn-Out Period the Earn-Out Statement showing calculations of the Earn
              Out amounts.

       4.8.2 Subject to Clause 4.8 and Clause 10 the amount of any Vendors Deferred Consideration shall be paid to the Vendors in Loan Notes within 5 Business Days of delivery of the Earn-Out Statement.

       4.8.3 Any objections to the calculation of the Vendors Deferred Consideration shall be resolved in accordance with the following provisions of this Clause.

       4.8.4 If the Vendors disagree with the amount determined by Sibson to be the Vendors Deferred Consideration, the Company's Cumulative Revenue or the Company's Cumulative Profit Before Tax, they or the Vendors' Representative shall notify the Purchaser in writing of such disagreement within ten business days of their receipt of the Earn-Out Statement.

       4.8.5 The Purchaser shall pay any undisputed amount of the Vendors Deferred Consideration, in accordance with Clause 4.8.2. The Purchaser and the Vendors shall use their best efforts for a period of thirty (30) days following the notice of disagreement to resolve any disagreement. If at the end of such period, the Purchaser and the Vendors are unable to resolve the disagreement, the Reporting Accountants shall be retained to make a final and binding determination of the relevant part of the Vendors Deferred Consideration, if any. For this purpose, the provisions of Clauses
              7.3.1 to 7.3.12 (inclusive) (as far as relevant) shall apply to such appointment.

       4.8.6 The Purchaser agrees and undertakes that throughout the Earn-Out Period unless otherwise agreed with the Vendors' Representative, the Purchaser's Group will act in


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                good faith with respect to the operation of the Company and shall not take any actions with the aim of diminishing or which could reasonably be expected unfairly to reduce the Company's Cumulative Profit Before Tax or the Company's Cumulative Revenue.

        4.8.7 The Vendors Deferred Consideration shall be divided amongst the Vendors in proportion to the number of Shares to be sold by them as set out in column (2) of Part 1 of Schedule 1.

        4.8.8 If any of the Vendors who are also employees of the Company work on projects within the Nextera Group but outside Alexander, an amount for the work of that person as agreed between that member of the Nextera Group and Alexander will be added to the Company's Cumulative Revenue and will contribute to the Company's Cumulative Profit Before Tax for the purposes of calculating the Vendors Deferred Consideration.

        4.8.9   Other than in respect of the Company's share of the Sibson
                Group overhead charge (a charge shared by members of the Sibson Group), if the Company pays any management fee to any company in the Nextera Group, that amount will not be taken into account in determining the Company's Cumulative Revenue or the Company's Cumulative Profit Before Tax. It is, however, envisaged that the Company will share and purchase some goods or services from members of the Nextera Group. If the Company pays any amounts to any member of the Nextera Group for goods or services the Company has ordered, those amounts shall be included to the extent fair and reasonable in determining the Company's Cumulative Revenue or the Company's Cumulative Profit Before Tax.

        4.8.10 In the calculation of the Company's Cumulative Revenue and Cumulative Profit Before Tax, any dividend paid by the Company to another member of the Nextera Group shall not be taken into account and the Company's Cumulative Revenue and Cumulative Profit Before Tax shall be calculated as if those amounts had not been paid.

        4.8.11 If the Company or the business undertaken at Completion by the Company is sold or transferred by the Purchaser (whether to a purchaser who is not a member of the Nextera Group or otherwise), the Purchaser must, without prejudice to its primary obligations in respect thereof, ensure that the purchaser is bound by the provisions of this Agreement relating to the Vendors Deferred Consideration throughout the remaining Earn-Out Period.

4.9 If before the end of the Earn Out Period Nextera is wound up or goes into receivership or administration or is dissolved or becomes the subject of analogous proceedings in any jurisdiction, the maximum Vendors Deferred Consideration shall be deemed to have become immediately due and payable and the Purchaser shall be obliged to satisfy the same by the issue of Loan Notes to the Vendors accordingly.

4.10    NO FINANCIAL ASSISTANCE

        Nothing in this Clause 4 shall require the Purchaser or any member of the Purchaser's Group to incur any liability or provide any finance or financial support by way of guarantee, indemnity, security or otherwise for or to the Company.

4.11    EMPLOYEE OPTION PLAN

        4.11.1 Nextera shall procure that 40,000 options for Nextera Shares are granted during 1999 to employees of the Company in accordance with and subject to the 1998 Equity Participation Plan.


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     4.11.2    At Completion Nextera shall grant options for 300,000 Nextera
               Shares to the Vendors in the proportions agreed between the Parties. These options shall be granted pursuant to the 1998 Equity Participation Plan of Nextera.

     4.11.3 Following any IPO of Nextera, Nextera shall file an S-8 Registration Statement in relation to any Nextera shares to be issued under the above options.

4.12 DELIVERY OF DOCUMENTS OF TITLE

     Delivery of share certificates and loan stock certificates for the Consideration Shares or Vendors Deferred Consideration shall be made to the Vendors' Solicitors who are authorized to receive the same on behalf of the Vendors and delivery to whom shall be a good discharge to the Purchaser.

4.13 CHARGE AGREEMENT


     On Completion the Vendors and the Purchaser shall enter into the Charge Agreement.

5    WARRANTIES

5.1  INCORPORATION OF SCHEDULE 2

     5.1.1 The Vendors jointly and severally (except in the case of the Warranties set out at paragraphs 1.5 or 1.6 of Schedule 2, which warranties will be given by each Vendor severally and in respect of himself only) warrant to the Purchaser and its successors in title in the terms set out in Schedule 2 subject only to:

               (i)  any matter which is fairly disclosed in the Disclosure
                    Letter: and

               (ii) any matter expressly provided for under the terms of this
                    Agreement,

               including, without prejudice to the generality of the foregoing, the limitations and qualifications contained in Clause 5.2 and any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser.

     5.1.2 The Vendors acknowledge that the Purchaser has entered into this Agreement in reliance upon, amongst other things, the Warranties and on the undertakings contained in Clause 9. Save as expressly provided, the Warranties shall be separate and independent and shall not be limited by reference to any other paragraph of
               Schedule 2 or by anything in this Agreement or the Tax Deed of Covenant.

               Subject to Clause 5.1.1. claims may be made whether or not the Purchaser, prior to signing this Agreement, could have discovered (whether by any investigation into the affairs of the Company or otherwise) that any Warranty has not been complied with or carried out or is otherwise untrue or misleading.

     5.1.3 The Vendors agree that if any claim, which could otherwise be made by the Purchaser under any Warranty, is precluded or debarred on the ground of the Purchaser having knowledge or deemed knowledge of the matter to which such claim relates and details of that matter are not contained in the Disclosure Letter and/or its accompanying documents, then there shall be a reduction in the consideration of an amount equal to the amount which the Purchaser would have been able to claim under such Warranty if such claim had not been precluded or debarred on the grounds set out above, and the Vendors shall be obliged immediately after such amount is agreed or determined to pay such amount to the Purchaser.


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5.2  LIMITATION OF LIABILITY

     5.2.1 Notwithstanding the provisions of Clause 5.1 the Vendors shall not be liable, under the Warranties:

            (i) in respect of any claim, unless notice of such claim is given in writing by the Purchaser to the Vendors specifying in reasonable detail (so far as known to the Purchaser) the matters in respect of which the claim is made, in the case of the Warranties, within 18 months of the date hereof and, in the case of the Tax Deed of Covenant the period specified in the Tax Deed;

            (ii) if in respect of any claim, notice of which has been given under Clause 5.2.1(i) which has not been previously settled, satisfied or withdrawn, within twelve months of that notice proceedings in respect thereof have not been issued and served on the Vendors;

            (iii) to the extent of any matter which would not have occurred but for a voluntary act, omission, transaction or arrangement after Completion by the Company or any member of the Purchaser's Group which is outside the ordinary course of business of the Company;

            (iv) to the extent that the Company or the Purchaser is entitled to claim indemnity against any loss or damage suffered by the Company or the Purchaser and actually receives compensation in respect of such loss or damage arising out of any such claim under the terms of any insurance policy of the Company;

            (v) in respect of any claim unless the aggregate amount of all claims for which the Vendors would otherwise be liable under this Agreement exceeds L50,000 but if the aggregate liability in respect of all such claims exceeds that figure then, subject as provided elsewhere in this Clause 5, all claims, including claims previously notified, shall accrue against and be recoverable from the Vendors;

            (vi) to the extent that any breach or claim in respect thereof arises from any act, matter or thing done or omitted to be done by the Vendors or any of them at the written request of or with the written approval of the Purchaser, its authorized representatives or professional advisers;

            (vii) to the extent that a provision or reserve is made in the Completion Accounts in respect of the matter to which such liability relates save, for the avoidance of doubt, to the extent that such provision or reserve was insufficient or to the extent that even if it was provided for in the Completion Accounts the Net Working Capital would still have exceeded L365,000;

            (viii) to the extent that a liability arose due to a change of the accounting reference date of the Company or any change in the accounting policies and principles used by the Company after Completion, except insofar as the change was made in order properly to comply with a mandatory legal or accounting standard; and

            (ix) to the extent that the Vendors' liability is increased by reason of any breach by the Purchaser of its obligations under this Agreement or the Tax Deed of Covenant.

     5.2.2 Except to the extent that the liability of the Vendors is expressed to be personal and several under any particular Warranties or under any specific provision of the Tax Deed of Covenant, the Vendors shall be jointly and severally liable for amounts falling due under the Warranties or the Tax Deed of Covenant, PROVIDED THAT as between themselves and without affecting the rights of the Purchasers, the Vendors hereby mutually agree with each other that where they are jointly and severally liable aforesaid



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                                       10
            each Vendor shall bear only his appropriate part of any liability which may arise in relation to the claim concerned and any related fees and expenses to be borne or suffered by the Vendors in connection therewith, where for this purpose the appropriate part shall mean:-

            (i) the case of any liability which is fairly attributable to or which arises by reason of income or benefits received by that Vendor or a particular number of Vendors or his or their act or default, the whole of such liability; and

            (ii) in any other case, that proportion of the total liability specified beside the names of the respective Vendors in column
                 (5) of Part 1 of Schedule 1

            and each of the Vendors shall indemnify and contribute to each other accordingly.

     5.2.3 None of the limitations contained in this Clause 5.2 shall apply to any Vendor in respect of any claim (i) which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud, wilful misconduct or wilful concealment by that Vendor; or (ii) which concerns the failure, or alleged failure, of that Vendor to transfer good title to his Shares to the Purchaser.

     5.2.4 If a liability of the Purchaser or Company which gives rise to a claim under the Warranties or under the Tax Deed of Covenant is contingent, then the Vendors shall not be liable in respect thereof unless and until such time as the contingent liability ceases to be contingent and becomes actual PROVIDED THAT the foregoing provisions of this paragraph shall not operate to avoid a claim made in respect of a contingent liability within the time limits set out in Clause
            5.2.1 above or Clause 3.1.9 of the Tax Deed of Covenant (as appropriate) even if such liability does not become an actual liability until after expiry of the relevant period and, in the case of such a claim duly notified within the relevant period referred to above, the period of twelve months referred to in Clause 5.2.1 above or Clause 3.1.9 of the Tax Deed of Covenant shall commence on the date such liability becomes actual liable.

5.3  MITIGATION OF LOSS

     The Purchaser or the Vendors, as the case may be, shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate their loss which in the absence of mitigation might give rise to a liability in respect of any claim arising under this Agreement or the Tax Deed of Covenant.

5.4  EFFECT OF COMPLETION

     The Warranties and all other provisions of this Agreement and the Tax Deed of Covenant, insofar as the same shall not have been performed at Completion, shall not be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorized written waiver or lease by the Purchaser and Vendors respectively.

5.5  INDEMNIFICATION

     Subject to the limitations contained in Clause 5.2, the Vendors jointly and severally agree to indemnify and hold the Purchaser and each company in the Purchaser's Group, harmless from and against any damages, liabilities, losses, taxes, fines, penalties, reasonable costs and legal expenses (including, without limitation, reasonable fees of counsel) which may be sustained or suffered by any of them arising out of or based upon any breach of Warranty set out in Schedule 2.

5.6  LIMITATION OF LIABILITY

     Subject to clause 5.2.3, the maximum aggregate liability of all Vendors for claims against the Warranties is half of the total purchase consideration. The maximum liability of each Vendor


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                                       11
     under the Warranties is limited to his pro rata proportion of the total purchase consideration previously paid to him. For these purposes the Shares shall be valued at the fair market value at the time an amount becomes due and payable, or where the shares have been sold, that value.

5.7  CLAIMS TO BE NOTIFIED


     Without prejudice to the right of the Purchaser to claim for breach of Warranty, within a reasonable time after it becomes aware of any claim made or threatened by any third party or other circumstances which give or are likely to give rise to a claim under the Warranties (being such time, so far as is practicable, as will allow the Vendors a reasonable opportunity to exercise their rights under this Clause 5.6) the Purchaser shall notify the Vendors of the relevant third party claim or circumstances (indicating, to the extent then within the knowledge of the Purchaser, the nature of the allegations being made or circumstances concerned) and shall thereafter:


     5.7.1 use its best endeavours to ensure that no binding admission of liability or agreement or compromise in relation to such claim is made without prior written approval of the Vendors' Representative (such approval not to be unreasonably withheld or delayed) and the Vendors having the opportunity to request information and make requests and seek to influence events as provided below;

     5.7.2 keep the Vendors informed of the progress of and developments relating to the claim or circumstances concerned;

     5.7.3 provide the Vendors, at the Vendors' expense, with copies of such documentation relating to the claim or circumstances as the Vendors may reasonably request and provide the Vendors and their professional advisers such access to the Properties and personnel of the Purchaser as they may reasonably request (provided that such access is on reasonable notice and does not unreasonably disrupt the conduct of the business of the Purchaser or the Company) and offer them such opportunity as they may reasonably request to examine any relevant documents and records in the possession of the Company provided that the Vendors shall treat, and shall procure that their professional advisers shall treat, all information and documents to which they have access hereunder as confidential and shall not disclose it to any third party (other than professional advisers or as required by law) without the prior written consent of the Purchaser and shall use it only for the purposes of dealing with the relevant claim or circumstances;

     5.7.4 subject to being indemnified to its reasonable satisfaction by the Vendors on an after tax basis against all costs, charges, losses, expenses and other liabilities which may as a result be reasonably incurred by the Purchaser and subject always to the requirements of any relevant insurer, take and procure the Company to take such action as the Vendors may reasonably request to resist the claim and/or deal with the relevant circumstances and/or pursue any related rights of recovery of the Company against any third party provided that the Purchaser shall not be obliged to take or omit to take any action which, in its reasonable opinion, would damage the goodwill, reputation or business of the Company and provided that the Purchaser shall be free to take such action as it may reasonably think fit, in relation to any claim unless it receives timely instructions from the Vendors as to the action which they require to be taken in accordance with this sub-Clause;

     provided that nothing in this Clause 5.7 shall require the Purchaser to provide the Vendors with a copy of any document which it in good faith considers to be privileged in the context of any litigation connected with the claim.


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                                       12

5.8     DOUBLE CLAIMS


        The Purchaser shall not be entitled to recover from the Vendors under this Agreement or the Tax Deed of Covenant more than once in respect of the same damage suffered, and accordingly the Vendors shall not be liable in respect of any breach of the Agreement if and to the extent that the losses are or have been included in a claim under the Tax Deed of Covenant which has been satisfied, nor shall the Vendors be liable in respect of a claim under the Tax Deed of Covenant if and to the extent that the losses are or have been included in a claim for breach of the Agreement which has been satisfied.

5.9     SATISFACTION OF CLAIMS

        Any valid claim by the Purchaser against any Vendor for breach of any of the Warranties, or under the Tax Deed of Covenant shall, be satisfied as follows:

        5.9.1 first, against the Cash and then the Consideration Shares charged under the Charge Agreement by that Vendor, such Shares being valued, for such purpose, at fair market value at the time of satisfaction of the relevant claim; and

        5.9.2  secondly, by that Vendor.

5.10    ELECTION BY VENDORS

        Notwithstanding the provisions of Clause 5.9, a Vendor may elect to satisfy a claim for breach of Warranty and/or under the Tax Deed of Covenant which would otherwise be satisfied by realisation of Shares belonging to him pursuant to the Charge Agreement by making a cash payment to the Purchaser equivalent to the sum for which those of his Shares that would have been otherwise so realised, in which event the Shares concerned shall forthwith be released from the provisions of the Charge Agreement and redelivered to the Vendor concerned.

5.11    SUBSEQUENT RECOVERY

        If the Vendors or any of them make payment in respect of a claim under the Warranties and the Company or any member of the Purchaser's Group or any agent on its or their behalf subsequently recovers or receives from a third party a sum or benefit which is directly referable to the subject matter of such claim, the Purchaser shall within ten business days after the receipt of such sum or benefit pay to the Vendors originally settling the claim a sum equal to the net amount received (after deducting any costs and expenses reasonably and properly incurred by the recipient(s) in recovering such sum or benefit from the third party and any taxation liability referable to such receipt, to the extent in any such case not already reimbursed by the Vendors) but not in any event exceeding the amount originally paid by the Vendors in respect of the claim concerned.

5.12    EXCLUSION OF OTHER WARRANTIES

        Except in the case of a fraudulent misrepresentation, no Vendor shall be liable in respect of any representations, warranties, covenants, agreements, undertakings or other obligations express, implied, statutory or otherwise, which are made or assumed or deemed to have been made or assumed by him in relation to or in connection with the subject matter hereof which are not contained and expressly given or assumed by him in this Agreement or any document in agreed terms entered into pursuant hereto and the Purchaser hereby confirms that it has not entered into this Agreement or assumed any other obligation in connection herewith in reliance on any such representation, warranty, covenant, agreement, undertaking or other obligation.

5.13 Each Vendor selling Shares hereunder that he acquired on exercise of options either granted under the Alexander Corporation Executive Share Option Scheme or grant by Graham Alexander or granted by Charles Sherno shall within 14 days of Completion pay to the Company or to the Purchaser's Solicitors the sum specified alongside his name in column
        (6) of Part 1 of Schedule

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                                       13
      on account of the PAYE tax liability referable to the grant and/or exercise of his option(s). To the extent such sums are so paid:

            (i) the Purchaser shall procure that they are applied in meeting the tax liability to which they relate as promptly after payment as is required to ensure that no penalties or fines arise on such tax liability as a result of the Purchaser's or the Company's delay;

           (ii) no provision for that tax liability shall be made when determining the Net Working Capital; and

          (iii) the Vendors shall not be liable for such tax liability under the Warranties and/or Tax Deed of Covenant.

  6   WARRANTIES FROM THE PURCHASER

6.1 The Purchaser hereby warrants and represents to the Vendors and their successors in title in the terms set our in Schedule 3 subject only to:

            (i) any matter which is fairly disclosed in the Purchaser Disclosure Letter; and

           (ii) any matter expressly provided for under the terms of this Agreement.

6.2   INDEMNIFICATION

      Subject to the limitations contained in Clause 6.3, the Purchaser agrees to indemnify and hold the Vendors harmless from and against any damages, liabilities, losses, taxes, fines, penalties, reasonable costs, legal expenses (including, without limitation, reasonable fees of counsel) which may be sustained or suffered by any of them arising out of or based upon any breach of Warranty set out in Schedule 3.

6.3   LIMITATION OF LIABILITY

      6.3.1 Notwithstanding the provisions of Clause 6.1 the Purchaser shall not be liable, under the Warranties set out in Schedule 3:

            (i) in respect of any claim, unless notice of such claim is given in writing by the Vendors to the Purchaser specifying in reasonable detail (so far as known to the Vendors) the matters in respect of which the claim is made, within 18 months of the date hereof;

            (ii) If in respect of any claim, notice of which has been given under Clause 6.3.1(i) which has not been previously settled, satisfied or withdrawn, within twelve months of that notice proceedings in respect thereof have not been issued and served in the Purchaser;

            (iii) to the extent that the Vendors or the relevant member(s) of the Purchasers Group are entitled to claim indemnity against any loss or damage suffered by the Vendors or the relevant member(s) of the Purchasers Group and actually receive compensation in respect of such loss or damage arising out of any such claim under the terms of any insurance policy;

            (iv) in respect of any claim unless the aggregate amount of all claims for which the Purchaser would otherwise be liable under this Agreement exceeds L50,000 but if the aggregate liability in respect of all such claims exceeds that figure then, subject as provided elsewhere in this Clause 6, all claims, including claims previously notified, shall accrue against and be recoverable from the Purchaser;

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                                       14

              (v) to the extent that any breach or claim in respect thereof arises from any act, matter or thing done or omitted to be done by the Purchaser at the written request of or with the written approval of the Vendors Representative or their professional advisers acting on behalf of all the Vendors;

6.4    MITIGATION OF LOSS

       The Purchaser or the Vendors, as the case may be, shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate loss to the Purchaser or any member of the Purchaser's Group which in the absence of mitigation might give rise to a liability in respect of any claim arising under this Agreement.

6.5    LIMITATION OF LIABILITY

       The maximum aggregate liability of the Purchaser for claims against the Warranties is half of the total purchase consideration. For these purposes the Shares shall be valued at the fair market value at the time an amount becomes due and payable, or where the shares have been sold, that value.

6.6    CLAIMS TO BE NOTIFIED

       Without prejudice to the right of the Vendors to claim for breach of Warranty, within a reasonable time after they become aware of any claim made or threatened by any third party or other circumstances which give or are likely to give rise to a claim under the Warranties (being such time, so far as is practicable, as will allow the Purchaser a reasonable opportunity to exercise their rights under this Clause 6.4) the Vendors shall notify the Purchaser of the relevant third party claim or circumstances (indicating, to the extent then within the knowledge of the Vendors, the nature of the allegations being made or circumstances concerned) and shall thereafter:

       6.6.1 use their best endeavours to ensure that no binding admission of liability or agreement or compromise in relation to such claim is made without prior written approval of the Purchaser (such approval not to be unreasonably withheld or delayed) and the Purchaser having the opportunity to request information and make requests and seek to influence events as provided below;

       6.6.2 keep the Purchaser informed of the progress of and developments relating to the claim or circumstances concerned;

       6.6.3 provide the Purchaser, at the Purchaser's expense, with copies of such documentation relating to the claim or circumstances as the Purchaser may reasonably request;

       provided that nothing in this Clause 6.6 shall require the Vendors to provide the Purchaser with a copy of any document which it in good faith considers to be privileged in the context of any litigation connected with the claim.

7      COMPLETION ACCOUNTS/ADJUSTMENT TO CONSIDERATION

7.1    ESTIMATED WORKING CAPITAL

       The amount of the Initial Cash Consideration to be paid by the Purchaser to the Vendors at Completion is premised upon the Company having at least L365,000 of Net Working Capital, determined in accordance with GAAP, at Completion (such amount being referred to as the MINIMUM WORKING CAPITAL).

7.2    THE COMPLETION ACCOUNTS

       The Vendors shall procure that as soon as practicable following Completion there shall be drawn up a balance sheet and a profit and loss statement of the Company as at Completion (the COMPLETION ACCOUNTS) and that the same are reviewed by the Vendors' Accountants. The Completion Accounts shall be drawn up in accordance with GAAP and (so far as not inconsistent



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                                       15
       therewith) in accordance with the principles, methods and bases adopted in drawing up the Audited Accounts and so as to comply with the Companies Act 1985.

7.3    PREPARATION

       7.3.1 The Completion Accounts shall be delivered to the Purchaser by the Vendors as soon as is practicable following Completion and, in any event, not later than 60 days after Completion. Prior to such delivery, the Vendors shall so far as is practicable consult with the Purchaser with a view to reducing the potential areas of future disagreement.

       7.3.2 If the Purchaser does not within 30 days of presentation to it of the Completion Accounts give notice to the Purchaser that it disagrees with the Completion Accounts or any item thereof such notice stating the reasons for the disagreement in reasonable detail (the PURCHASER'S DISAGREEMENT NOTICE), the Completion Accounts shall be final and binding on the parties for all purposes. If the Purchaser gives a valid Purchaser's Disagreement Notice within such 30 days, the parties shall attempt in good faith to reach agreement in respect thereof and, if they are unable to do so within 21 days of such notification, either party may by notice to the other (or, in the case of the Vendors, the Vendors' Representative acting on behalf of the Vendors) require that the Completion Account be referred to the Reporting Accountants (an APPOINTMENT NOTICE).

       7.3.3 Within 21 days of the giving of an Appointment Notice, the Vendors may by notice to the Purchaser indicate that, in the light of the fact that the Purchaser has not accepted the Completion Accounts in its entirety, they wish the Reporting Accountants to consider matters relating to the Completion Accounts in addition to those specified in the Purchaser Disagreement Notice, such notice stating in reasonable detail the reasons why and in what respects the Vendors believe that the Completion Accounts should be altered (the VENDOR DISAGREEMENT NOTICE).

       7.3.4 The Reporting Accountants shall be engaged jointly by the parties on the terms set out in this Clause 7.3 and otherwise on such terms as shall be agreed; provided that neither party shall unreasonably (having regard, inter alia, to the provisions of this Clause 7.3) refuse its agreement to terms proposed by the Reporting Accountants or by the other party. If the terms of engagement of the Reporting Accountants have not been settled within 45 days of their identity having been determined (or such longer period as the parties may agree) then, unless one party is unreasonably refusing its agreement to those terms, those accountants shall be deemed never to have become the Reporting Accountants and new Reporting Accountants shall be selected in accordance with the provisions of this Agreement.

       7.3.5 Except to the extent that the parties agree otherwise, the Reporting Accountants shall determine their own procedure but:

              (i) apart from procedural matters and as otherwise set out in this Agreement, shall determine only:

                     (a) whether any of the arguments for an alteration to the Completion Accounts put forward in the Purchaser's Disagreement Notice or the Vendors' Disagreement Notice is correct in whole or in part; and

                     (b) if so, what alterations should be made to the Completion Accounts in order to correct the relevant inaccuracy in it;

              (ii) shall make their determination pursuant to Clause 7.3.5(i) above as soon as is reasonably practicable;


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                                       16

            (iii) the procedure of the Reporting Accountants shall:

                  (a) give the parties a reasonable opportunity to make written and oral representations to them;

                  (b) require that the parties supply each other with a copy of any written representations at the same time as they are made to the Reporting Accountants;

                  (c) permit each party to be present while oral submissions are being made by any other party; and

                  (d) for the avoidance of doubt, the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction.

     7.3.6 The determination of the Reporting Accountants pursuant to Clause 7.3.5(i) shall (i) be made in writing and made available for collection by the parties at the offices of the Reporting Accountants at such time as they shall determine and notify the parties hereto in writing and (ii) unless otherwise agreed by the parties include reasons for each relevant determination.

     7.3.7 The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the parties save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, without limitation:

            (i) their determination shall be deemed to be incorporated into the Completion Accounts, which shall then be final and binding on the parties save as aforesaid;

            (ii) their determination of any fact which they have found it necessary to determine for their determination pursuant to Clause 7.3.5(i) shall be final and binding on the parties for the purposes of finalisation of the Completion Accounts.

     7.3.8 The expenses of the Reporting Accountants shall be borne as they shall direct at the time they make any determination under Clause 7.3.5(i) or, failing such direction, equally between the Purchaser, on the one hand, and the Vendors, on the other.

     7.3.9 The parties shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation, the Purchaser shall keep up to date and, subject to reasonable notice, make available to the Vendors' representatives, the Vendors' accountants and the Reporting Accountants, its books and records relating to the businesses of the Company during normal office hours during the period from the appointment of the Reporting Accountants down to the making of the relevant determination.

     7.3.10 Subject to Clause 7.3.11, nothing in this Clause 7.3 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument.

     7.3.11 A party shall not be entitled by reason of Clause 7.3.10 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

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                                       17

      7.3.12 Each party and the Reporting Accountants shall, and shall procure that its accountants and other advisers shall, keep all information and documents provided to them pursuant to this Clause 7.3 confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Completion Accounts, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

7.4   ADJUSTMENT OF CONSIDERATION

      7.4.1 The Net Working Capital of the Company as at the Completion Date and as derived from the Completion Accounts is referred to herein as the COMPLETION WORKING CAPITAL.

      7.4.2 Within 14 days of either the Completion Accounts becoming final and binding under Clause 7.3.2 or the determination of the Reporting Accountants being made available for collection by the parties pursuant to Clause 7.3.6 or in the case of
                  (ii) below 7 April 1999 if later than these dates,

                  (i) if the Net Working Capital at Completion is less than the Minimum Working Capital the Vendors shall pay to the Purchaser the amount of the shortfall or

                  (ii) if the Net Working Capital at Completion is more than the Minimum Working Capital the Purchaser will cause the Company to pay to the Vendors' Solicitors on behalf of the Vendors by way of dividend on the Shares an amount equal to the excess (but net of taxes required by law to be deducted therefrom or payable by the Purchaser in respect thereof) PROVIDED that the Company would not have had to borrow funds (directly or indirectly) to pay any part of the dividend payment immediately prior to Completion and (the money currently on deposit by the Company on the money market shall be treated as immediately available funds for these purposes). If the Company would have had to borrow funds to satisfy any such part of the dividend payment, the payment of such amount will be delayed until such time as the Company does not have to borrow such funds.

  8   RESTRICTIONS ON THE SALE OF THE CONSIDERATION SHARES

8.1 The Vendors agree to comply with any restrictions on the sale of the Consideration Shares held by them following Completion as are set out in the Nextera Stockholders Agreement.

  9   RESTRICTIONS ON THE VENDORS

9.1   RESTRICTIONS

      Each Vendor severally undertakes with the Purchaser and its successors in title as trustee for the Purchaser and the Purchaser's Group that the Vendor will not and will procure that no person, firm or company carrying on with the consent or privity of the Vendor any business with the Vendor in competition with the Purchaser or the Purchaser's Group will in any Relevant Capacity during the Restricted Period:

      9.1.1 canvass or solicit the custom of any person, firm or company who has within two years prior to Completion been a Client of Alexander; or

      9.1.2 induce or seek to induce any present employee of the Nextera Group to become employed whether as employee, consultant or otherwise by any of the Vendors or any undertaking or company associated with or controlled by a Vendor.


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                                       18

9.2     REASONABLENESS OF RESTRICTIONS

        Each Vendor agrees that he considers that the restrictions contained in this Clause are no greater than is reasonable and necessary for the protection of the interest of the Purchaser and the Purchaser's Group but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

9.3     INTERPRETATION

        The following terms shall have the following meanings respectively in this Clause 9:

        9.3.1   RESTRICTED PERIOD means two years commencing on Completion;

        9.3.2 RELEVANT CAPACITY means for his own account or for that of any person, firm or company (other than the Company or the Purchaser's Group) or in any other manner and whether through the medium of any company controlled by him (for which purpose there shall be aggregated with its or his shareholding or ability to exercise control the shares held or control exercised by any person connected with him) or as principal, partner, director, employee, consultant or agent.

10      RESTRICTIONS ON THE PURCHASER

10.1 During the Earn Out Period, the Purchaser shall procure, subject to Clauses 10.2 and 10.3 below:

        10.1.1 that no member of the Purchaser's Group will solicit or endeavour to entice away or offer employment to or offer to engage under any contract for services any of the employees of the Company engaged in an executive or managerial or technical capacity (except where those employees themselves are recruited for the Company by a member of the Purchaser's Group after the date hereof); and

        10.1.2 that no member of the Purchaser's Group will (except in the ordinary course of its business or to the extent required by law or where the same has come into the public domain through no default of the Purchaser's Group) disclose to any third party any (not being a member of the Purchaser's Group) confidential information relating to the business of the Company or its customers or clients.

10.2    BREACH OF THIS AGREEMENT

        The provisions of Clause 10.1 above shall not prevent any member of the Purchaser's Group from doing anything which is necessary to remedy the effects of any breach by the Vendors of their obligations under this Agreement and/or the Tax Deed of Covenant which the Vendors themselves have not remedied within a reasonable period time after written notice from the Purchaser.

10.3    WAIVER

        Nothing in Clause 10.1 above shall prevent the Purchaser or any member of the Purchaser's Group from taking any action which the Vendors' Representative has specifically agreed to in writing on behalf of the Vendors with express reference to this Clause.

10.4    INSPECTION

        Each of the Vendors and the Vendors' Representatives shall be permitted at all reasonable times to inspect the books, papers and financial records of the Company (but only to the extent necessary to verify due performance by the Purchaser with its obligations in relation to the Earn Out Period and/or proper calculation of the Vendors Deferred Consideration) of the Purchaser's Group and to take copies of the same or extracts therefrom and shall also during the Earn Out period and to the extent aforesaid be entitled to be provided with such other financial and business information in relation to the Company as he shall from time to time reasonably require, subject always to his maintaining any such confidential information as confidential in accordance with the provisions of the Agreement.

10.5    ADJUSTMENT

        If the Purchaser is in breach of Clause 10.1 above then (and as the Vendors sole remedy) any adverse effect the subject matter of the breach has on the Company's Cumulative Revenue and/or the Company's Cumulative Profit Before Tax shall be reversed and suitably adjusted when determining the Vendors Deferred Consideration and any dispute of the amount which shall be reversed or adjusted shall be referred to the Reporting Accountant in accordance with clause 7.3.4.

11      VENDORS' REPRESENTATIVE

11.1 Any consent or agreement or direction or waiver given or made by the Vendors' Representative or Vendors' Solicitors for the purposes of this Agreement shall be binding upon all of the Vendors.

11.2 Delivery of any document or payment required to be made to the Vendors or any of them hereunder may be made to the Vendor's Solicitors (REF ACG/752614) whose receipt for such delivery or payment shall be an absolute discharge of the Purchaser who shall not be concerned with the application thereof.

11.3 The Vendors' Representative is hereby authorized by the Vendors to act in the way contemplated by this Agreement and to take such decisions as he shall at his entire discretion determine and, provided he acts in good faith, the Vendors' Representative shall have and accepts no liability to any of the Vendors or to any other person other than the Purchaser in connection with or as a result of anything which such Vendors' Representative does or refrains from doing or neglects or omits to do in connection with any matter relating to this Agreement.

11.4 As between the Vendors, the Vendors' Representative shall not be required to expend any of his own money on or in relation to matters referred to in this Agreement and, without prejudice to the generality of the foregoing, may decline to take any steps in relation to any claim under Warranties or Tax Deed of Covenant unless he has been indemnified or secured (if and to the extent he so requires) to his full satisfaction by the Vendors he represents in respect of the maximum amount of the expenses and other liabilities of any kind which he reasonably considers that he will or may incur in connection with or as a result of such proceedings and such indemnities or securities shall be such as to ensure that the Vendors' Representative has immediate access to all such funds as he may require in order to meet all such expenses or other liabilities as they fall PROVIDED THAT the Vendors' Representative shall be obliged to pay his appropriate proportion of such expenses and liabilities.

12      OTHER PROVISIONS

12.1    LIABILITY

        Except where provision is specifically made to the contrary, the liability of each of the Vendors under or pursuant to any of the provisions of this Agreement shall be several. Any liability to a party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given by the party to whom it is owed in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other or others of the parties under the same or a like liability whether joint and several or otherwise.

12.2    ANNOUNCEMENTS

        No public announcement (excluding announcements (not disclosing the amount of the consideration paid hereunder) to employees, customers and suppliers of the Company)


-------------------------------------------------------------------------------
                                       20
        concerning the transactions contemplated by, or the terms of, this Agreement shall (save as required by law or by the United States securities authorities) be made by either party, unless the written consent of the other has been obtained and the terms of the announcement have been agreed in advance which consent shall not be unreasonably withheld. In the case of the Vendors any such consent shall be given by the Vendors' Representative on their behalf.

12.3    SUCCESSORS AND ASSIGNS

        12.3.1 The Vendors agree that the benefit of every provision in this Agreement is given to the Purchaser for itself and its successors in title and assigns. Accordingly, the Purchaser (and its successors and permitted assigns) may, without the consent of the Vendors, assign the benefit of all or any of the Vendors' obligations under this Agreement, and/or any benefit arising under or out of this Agreement to any entity which is its subsidiary, holding company or a subsidiary of any such holding company.

        12.3.2 The Vendors may not assign the benefit of all or any of the Purchaser's obligations under this Agreement except with the written consent of the Purchaser, however the vendors may transfer their shares in Nextera by way of Qualified Transfer under the Nextera Stockholders Agreement.

12.4    VARIATIONS

        No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

12.5    TIME OF THE ESSENCE

        Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

12.6    FURTHER ASSURANCE

        At any time after the date of this Agreement each Vendor shall and shall use his best endeavours to procure that any necessary third party shall execute such documents and do such acts and things as the Purchaser may reasonably require for the purpose of perfecting the transfer of his shares to the Purchaser PROVIDED THAT nothing in this Agreement shall oblige a Vendor to bear any stamp duty, or stamp duty reserve tax attributable to the sale or transfer of his Shares hereunder.

12.7    COSTS

        The Vendors shall bear all legal, accountancy and other costs and expenses incurred by them in connection with this Agreement, the Tax Deed of Covenant and the sale of the Shares. The Purchaser shall bear all such costs and expenses incurred by it.

12.8    INTEREST

        If the Vendors or the Purchaser default in the payment when due of any sum payable under this Agreement or the Tax Deed of Covenant (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of the Vendors or the Purchaser (as the case may be) shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of one per cent above the base rate from time to time of Midland Bank PLC. Such interest shall accrue from day to day.

12.9    SPECIFIC PERFORMANCE

        The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the either and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this

--------------------------------------------------------------------------------

       Agreement by any party to this agreement shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage.

12.10  NOTICES

       12.01.1 Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent,

                In the case of any of the Vendors, to the Vendors' Solicitors at:

                Address:        Gouldens
                                22 Tudor Street
                                London
                                EC4Y 0JJ

                Fax:            44 171 583 3051

                Attention:      Adam Greaves (FILE 752614)

                In the case of the Purchaser to Nextera Enterprises, Inc. at:

                Address:        Nextera Enterprises, Inc.
                                c/o Sibson UK Limited
                                338 Euston Road
                                Regent Place
                                London NW1 3BT


                Fax:            08700 101113


                Attention:      Fred Mendelsohn

                with a copy to:

                Address:        Nextera Enterprises, Inc.
                                One Cranberry Hill
                                Lexington
                                MA 02173
                                United States of America

                Fax:            +1212 421 9310

                Attention:      Vincent Perro

                and a copy to:

                Address:        Maron & Sandler
                                844 Moraga Drive
                                Los Angeles
                                CA 90049

                Fax:            +1 310 440 3690



-------------------------------------------------------------------------------
                                       22

                Attention:  Jim Banks

                Either party may by notice in writing under this clause change the required address or reference to which notices must be sent.

       12.10.2 Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class post (airmail if sent to or from the United Kingdom). If sent by courier or fax such notice or communication shall conclusively be deemed to have been given or served at the time of dispatch, in case of service in the United Kingdom, or on the following Business Day in the case of international service. If sent by post such notice or communication shall conclusively be deemed to have been received two Business Days from the time of posting, in the case of inland mail in the United Kingdom or three Business Days from the time of posting in the case of international mail.

12.11   SEVERANCE

        If any term or provision in this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

12.12   COUNTERPARTS

        This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

12.13   GOVERNING LAW AND SUBMISSION TO JURISDICTION

        This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with English law and all the parties irrevocably agree that (save as expressly referred to therein) the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and such documents Provided that nothing in this clause shall prevent the Vendors or any of them from enforcing any judgment or order of such Court against the Purchaser or its assets in any jurisdiction or affect any related rights of the Vendors.

12.14   APPOINTMENT OF PROCESS AGENT

        The Purchaser irrevocably appoints Sibson UK Limited as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchaser. If such process agent ceases to be able to act as such or to have an address in England, the Purchaser irrevocably agrees to appoint a new process agent in England acceptable to the other Parties and to deliver to the other Parties within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this Agreement shall effect the right to serve process in any other manner permitted by law.


--------------------------------------------------------------------------------

                                   SCHEDULE 1

                                     PART 1
                    PARTICULARS OF VENDORS, SHARES SOLD ETC.



(1)                     (2)          (3)               (4)               (5)           (6)
NAMES AND               SHARES       CONSIDERATION     INITIAL CASH      WARRANTY/     PAYE
ADDRESSES OF            SOLD         SHARES            CONSIDERATION     TAX CLAIM     LIABILITY
VENDORS                 ORDINARY                       (L)               %             L
Graham Alexander          504           78,100           L142,921          50.4%              0

Charles Sherno            121           18,750            L34,313          12.1%              0

Arthur Morgan              73           11,311            L20,700           7.3%         L4,591

Philip Goldman            121           18,750            L34,313          12.1%        L20,160

Michael Manwaring         123           19,060            L34,880          12.3%        L20,559

Ron Hyams                  26            4,029             L7,373           2.6%         L1,397

Victor Harris*             24                             L19,000           2.4%         L1,397

Paul Bates*                 8                              L6,500           0.8%         L1,597


        * non accredited investors


                                     PART 2
                    PARTICULARS OF DIRECTORS OF THE COMPANY

        FULL NAMES                              USUAL ADDRESS

        Graham Alexander                        200A West End Lane
                                                London NW5 1SG

        Philip Graham Goldman                   25 Baxendale
                                                Whetstone
                                                London N20 0EG

        Michael John Manwaring                  7 Highgate West Hill
                                                London N6 4JK

        Arthur William Crawford Morgan          Bovingdon
                                                Marlow Common
                                                Buckinghamshire
                                                SL7 2QR




--------------------------------------------------------------------------------

                                     PART 3
                           PARTICULARS OF THE COMPANY

Registered Number:                      2204495

Registered Office:                      32 Brook Street
                                        London W1Y 1AG

Date and place of incorporation:        10 December, 1987, Cardiff

Secretary:                              Joanne Adams

Accounting Reference Date:              31 October

Auditors:                               BDO Stoy Hayward

Solicitors:                             Gouldens

Authorized Share Capital:               L1,000 divided into 1,000 ordinary
                                        shares of L1 each

Issued and fully paid-up Share          1,000 Ordinary Shares of L1 each
Capital:

                                     PART 4
                              ADDRESSES OF VENDORS


Vendor                                  Address
Graham Alexander                        200A West End Lane
                                        London NW5 1SG

Charles Sherno                          2 Lakeside
                                        Spencer House
                                        Hampstead
                                        London NW3

Arthur Morgan                           Bovingdon
                                        Marlow Common
                                        Buckinghamshire SL7 2QR

Philip Goldman                          25 Baxendale
                                        Whetstone
                                        London N20 0EB

Michael Manwaring                       7 Highgate West Hill
                                        London N6 4YE

Ron Hyams                               37 Oman Road
                                        London NW3 4QD

Victor Harris                           18 Viga Road
                                        Winchmore Hill
                                        London N21 H1J

Paul Bates                              56 Coopers Close
                                        London E1 4BD

                                   SCHEDULE 2
                 WARRANTIES GIVEN BY THE VENDORS UNDER CLAUSE 5

1       AUTHORITY AND CAPACITY OF THE VENDORS

1.1 The Company is a company duly incorporated and validly existing under the laws of England and Wales.

1.2 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital or any other security giving rise to a right over the capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the Shares of the Company or any arrangements or obligations to create any Encumbrances.

1.3 The execution and delivery of, and the performance by the Vendors of their obligations under, this Agreement and the Tax Deed of Covenant and any other documents to be executed by the Vendors pursuant to or in connection with this Agreement will not:

        1.3.1 result in a breach of any provision of the memorandum or articles of association of or the Company; or

        1.3.2 result in a material breach of or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under any material agreement, license or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which the Company is a party or by which the Company is bound.

1.4 The Shares comprise the whole of the allotted and issued share capital of the Company, have been properly and validly allotted and issued and are each fully paid.

1.5 The relevant Vendor is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares set opposite his name in Part 1 of Schedule 1 on the terms of this Agreement without the consent of any third party and without breaching any order, judgement or decree of any court, governmental agency or regulatory body by which that Vendor is bound.

1.6 The relevant Vendor has the legal right and full power and authority to enter into and perform this Agreement and the Tax Deed of Covenant and any other documents to be executed by such Vendor pursuant to or in connection with this Agreement which when duly and validly executed and delivered by all the parties thereto will constitute valid and binding obligations on such Vendor, in accordance with their respective terms.

2       ACCURACY AND ADEQUACY OF INFORMATION DISCLOSED TO THE PURCHASER

        All information contained in this Agreement and the Disclosure Letter and Disclosure Bundle has been supplied by the Vendors in good faith in the honest belief that the information contained in it is correct in all material respects.

        None of the Vendors is aware of any fact or matter or circumstances not disclosed in writing to the Purchaser which renders any such information untrue, inaccurate or misleading in any material respect.

  3  ACCOUNTS AND RECORDS

3.1  LATEST ACCOUNTS

     The Audited Accounts and the financial statements of the Company for the year ended 31 October 1996 have been prepared in accordance with applicable law and in accordance with accounting principles, standards and practices generally accepted at the date they were prepared in the United Kingdom and, subject thereto, on a basis consistent with that adopted in preparing the audited accounts for the previous two financial periods so as to give a true and fair view of the assets, liabilities and state of affairs of the Company at the Balance Sheet Date and 31 October 1996 respectively and of the profits or losses for the period concerned and as at that date make:

     3.1.1  full provision for all actual liabilities;

     3.1.2 proper provision (or note in accordance with good accountancy practice) for all contingent liabilities which would normally be provided for or noted; and

3.2  EXCEPTIONAL ITEMS

     The combined profits of the Company for the two years ended on the Balance Sheet Date as shown by the Audited Accounts and by the audited accounts of the Company for previous periods delivered to the Purchaser and the trend of profits thereby shown have not (except as fairly disclosed in such accounts) been materially affected by changes or inconsistencies in accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise that on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low.

3.3  DEBTS

     No debts aggregating more than L15,000 and shown in the Audited Accounts as receivable or due to the Company have been outstanding for more than three months from their due date for payment and the Vendors are not aware of any reason why the debts owing to the Company as shown in the Audited Accounts will not realise in the normal course of collection 95% or greater their value as included in the Audited Accounts.

3.5  ACCOUNTING AND OTHER RECORDS

     The statutory books, books of account and other records of whatsoever kind of the Company are up-to-date and maintained in accordance with all applicable legal requirements on a proper and consistent basis and reflect all matters required to be dealt with in such books and all such books and records and all other documents (including documents of title and copies of all subsisting agreements to which the Company is a party) which are the property of the Company or ought to be in its possession are in its possession (or under its control) and no notice or allegation that any is incorrect or should be rectified has been received. All accounts and other material, documents and returns required by law to be delivered or made to the Registrar of Companies or any other authority have been duly and correctly delivered or made.

3.6  CHANGES SINCE BALANCE SHEET DATE

     Since the Balance Sheet Date as regards the Company:

     3.6.1 there has been no material adverse change in its business or trading results or, financial conditions;



-------------------------------------------------------------------------------
                                       27

     3.6.2 its business has been carried on in the ordinary course, without any material interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern;

     3.6.3 it has not entered into any material transaction or assumed or incurred any material liabilities (including contingent liabilities) or made any material payment not provided for in the Audited Accounts otherwise than in the ordinary course of carrying on its business;

     3.6.4 its profits have not been materially affected by changes or inconsistencies in accounting treatment, by any non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms or by any other factors rendering such profits exceptionally high or low;

     3.6.5 to the extent of knowledge of the Vendors its business has not been materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

     3.6.6 no dividend or other distribution has been declared, made or paid to its members except as provided for in the relevant balance sheet;

     3.6.7 no share or loan capital or any other security giving rise to a right over the capital has been allotted or issued or agreed to be allotted or issued;

     3.6.8 it has not redeemed or purchased or agreed to redeem or purchase any of its share capital;

     3.6.9 it has not made or received any surrender relating to group relief or the benefit of advance corporation tax;

     3.6.10 no insurance claims have been refused or settled below the amount claimed;

     3.6.11 all trade creditors have been paid in the ordinary course of business and in accordance with the Company's usual practice and credit terms and such terms have not been substantially varied; and

     3.6.12 all debts owed to the Company in the ordinary course of business have been subject to the Company's usual collection practice and credit terms and the Company has not extended the terms on which any trade debtor would normally be required to pay debts due to the Company.

3.7  1998/1999 RESULTS

     The projected operating results for the Company for the years ended 31 October 1998 and 1999 provided to the Purchaser by the Company were prepaid in good faith and on the basis of assumptions of the Company which the Vendors believe were reasonable at the time of the preparation of such projected results and believe still reasonable at the date hereof.

  4  LEGAL MATTERS

4.1  COMPLIANCE WITH LAWS

     The Company has carried on and is carrying on its business and operations so that there have been no material breaches of applicable laws, regulations and bye laws in each country in which they are carried on and there have not been and are not any material breaches by the Company of its constitutional documents and there has not been and is no investigation or enquiry by, or



--------------------------------------------------------------------------------
                                       28
     order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding or anticipated by the Vendors against the Company or any person for whose acts or defaults it may be vicariously liable, nor any notice or other communication (official or otherwise) from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to an alleged actual or potential violation and/or failure to comply with any such applicable law, regulation, bye law or constitutional document, or requiring it/them to take or omit any action.

4.2  LICENCES, CONSENTS ETC.

     All licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals and authorities (LICENCES) necessary or desirable for the carrying on of the businesses and operations of each of the Company have been obtained, are not limited in duration, nor subject to onerous conditions, are in full force and effect and have been and are being complied with in all material respects. There is no investigation, enquiry or proceeding outstanding or anticipated by the Vendors which they believe is likely to result in the suspension, cancellation, modification or revocation of any of such Licences. So far as the Vendors are aware, none of such Licences has been breached or is likely to be suspended, cancelled, refused, modified or revoked (whether as a result of the entry into or completion of this Agreement or otherwise).

4.3  LITIGATION

     4.3.1 Since the Balance Sheet Date no claim for damages has been made against the Company.

     4.3.2 The Company (or any person for whose acts or defaults the Company may be vicariously liable) is not involved whether as plaintiff or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business up to an aggregate amount of L20,000) and no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration is pending or threatened by or against the Company (or any person for whose acts or defaults the Company may be vicariously liable).

     4.3.3 There are no investigations, disciplinary proceedings or (so far as the Vendors are aware) other circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration.

4.4  INSOLVENCY ETC.

     4.4.1 No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributories) of the Company and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any jurisdiction concerning the Company and (so far as the Vendors are aware) no events have occurred which, under applicable laws, would justify any such cases or proceedings.

     4.4.2 No petition has been presented or other proceedings have been commenced for an administration order to be made (or any other order to be made by which during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a Court, governmental agency or similar body) in relation to the Company, nor has any such order been made.

     4.4.3 No receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the



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                                       29
            whole or any part of the business or assets of the Company and no step has been taken for or with a view to the appointment of such a person.

    4.4.4 The Company is not insolvent nor unable to pay its debts as they fall due.

 5  TRADING AND CONTRACTUAL ARRANGEMENTS

5.1 CAPITAL COMMITMENTS

    There are no capital commitments entered into or proposed by the Company.

5.2 ARRANGEMENTS WITH CONNECTED PERSONS ETC.

    5.2.1 Except for salary and other employment benefits and reasonable expenses incurred in the ordinary course of business, there is no indebtedness (actual or contingent) nor any indemnity, guarantee or security arrangement between the Company or the Vendors and any current or former employee, current or former director or any current or former consultant of the Company or any person known by the Vendors to be connected with any of such persons.

    5.2.2 Except for employment or consultancy agreements in the ordinary course of this Company's business or for its Articles of Association, the Company is not nor has it been party to any material contract or, arrangement with any current or former employee, current or former director or any current or former consultant of the Company or any person known by the Vendors to be connected with any of such persons, or in which any such person as aforesaid is known by the Vendors to be interested (whether directly or indirectly).

    5.2.3 Except for its Articles of Association there are no existing contracts or arrangements between or involving the Company and any of the Vendors and/or any director of the Company and/or any person known by the Vendors to be connected with any of them (other than employment and/or service contracts and/or Consulting Agreements).

5.3 CONTRACTS

    5.3.1 The Company is not, nor since the Balance Sheet Date has it been, party to any unusual, long-term or materially onerous commitments, contracts or arrangements or any such not wholly on an arm's length basis in the ordinary course of business.

    5.3.2   THE COMPANY

            (i) is not party to any commitment, contract or arrangement which is of a loss-making nature (that is, known by the Vendors to be likely to result in a material loss on completion of performance) or which cannot readily be fulfilled or performed on time without undue or unusual expenditure of money or effort;

            (ii) is not party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or any agreement or arrangement which restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit; or

            (iii) is not, and has not agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association.

5.4 COMPLIANCE WITH AGREEMENTS

    All the material contracts, leases, tenancies, licenses, concessions and agreements of whatsoever nature to which the Company is a party are so far as the Vendors are aware valid, binding obligations of the parties thereto and the terms thereof have been complied with by the Company and by all the other parties thereto in all material respects and so far as the Vendors are

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                                       30
        aware there are no grounds for rescission, avoidance or repudiation of any of the contracts or such leases, tenancies, licences, concessions or agreements and no notice of termination or of intention to terminate has been received by the Vendors in respect of any thereof.

5.5     ANTI-TRUST

        The Company is not a party to any agreement, arrangement or concerned practice or is carrying on any practice which in whole or in part contravenes or is invalidated by any anti-trust, fair trading, consumer protection or similar legislation in any jurisdiction or in respect of which any filing, registration or notification is required or is advisable pursuant to such legislation (whether or not the same has in fact been made).

5.6     GUARANTEES ETC.

        Save as disclosed in the Audited Accounts, there is not outstanding any guarantee, indemnity, suretyship or comfort (whether or not legally binding) given by or for the benefit of the Company.

  6     EMPLOYEES ETC.

6.1     EMPLOYEES AND TERMS OF EMPLOYMENT

        6.1.1 There are no employees employed in the Company other than those whose details are set out in the Disclosure Letter.

        6.1.2 There is not in existence any written contract of employment with any director or employee of the Company, nor any consultancy agreements with the Company, which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

        6.1.3 The Disclosure Letter contains full details, in relation to the Company, of:

                (i) the total number of employees (including those who are on maternity or paternity leave or absent on the grounds of disability or other long-term leave of absence, and have or may have a statutory or contractual right to return to work in the Company);

                (ii) the name, date of commencement of employment, period of continuous employment, location, salary and other material benefits, grade and age of each employee;

                (iii) where any employee is continuously absent from work for a period in excess of one month, the reason for the absence;

                (iv) the terms of the contract of employment of each employee (excluding those who will enter into new Service Agreements pursuant to Clause 4 of this Agreement) entitled to salary at a rate in excess of L25,000 a year;

                (v)     the terms of all material consultancy agreements;

                (vi) the standard terms and conditions (if any) which apply to employees of the Company; and

                (vii) any written personnel policies of the Company, including any employee handbook and any announcements varying their contents.

        6.1.4 Except for the resignation of the directors and secretary of the Company pursuant to Clause 4.2.2 of this Agreement, there are no proposals of the Company to terminate the employment or consultancy of any employees or consultants of the Company or to vary or amend their terms of employment or consultancy (whether to their detriment or benefit).

       6.1.5 No employee of the Company has been given notice terminating his contract and so far as the Vendors are aware no employee intends to leave his employment with the Company.

       6.1.6 There are no terms of employment for employees of the Company or consultancy agreements with the Company or terms of appointment for directors of the Company which provide that a change in control of the Company (however change in control may be defined in the said document, if at all) shall entitle the said employee, consultant or director to treat the change in control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or dismissed or released from any obligation.

       6.1.7 The Company has made no promises to increase the salary or benefits of any of its employees or directors and (except for those contemplated by this Agreement) no changes have been proposed by the Company to any of the terms of employment of its employees.

6.2    PAYMENTS ON TERMINATION

       Except as disclosed in the Audited Accounts:

       6.2.1 no liability has been or may be incurred by the Company for breach of any contract of employment or consultancy with any employee or consultant including, without limitation, redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee; and

       6.2.2 the Company has not made or agreed to make any payment or provided or agreed to provide any benefit to any employee or former employee of the Company or any dependent of any such employee or former employee in connection with the proposed termination or suspension of employment or variation of any contract of employment of any such employee or former employee.

6.3    TRADE DISPUTES

       The Company is not involved in, and (so far as the Vendors are aware) there are no circumstances likely to give rise to, any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or other body (in either case recognised by the Company for collective bargaining or other negotiating purposes) representing any of the employees.

6.4    INCENTIVE SCHEMES

       There is not in existence nor is it proposed to introduce any share incentive, share option, profit sharing, bonus or other incentive arrangements for or affecting any employees or former employees.

6.5    PENSIONS

       6.5.1 The Pension Scheme is the only scheme to which the Company makes or could become liable to make payments for providing retirement, death, disability or life assurance benefits. No proposal has been announced to establish any other scheme for providing any such benefits and the Company does not provide and has not promised to provide any such benefits except under the Pension Scheme.

      6.5.2 The Pension Scheme is an exempt approved scheme within the meaning of Chapter I Part XIV of the Income and Corporation Taxes Act 1988 (ICTA 1988). Members of the Pension Scheme are not contracted-out of the State Earnings Related Pension Scheme. The Pension Scheme complies, and has been managed in accordance, with all applicable laws, regulations and requirements.

      6.5.3 There are attached to the Disclosure Letter copies of:

            (i) all the trust deeds and rules of the Pension Scheme (including any draft amendments);

            (ii) all explanatory booklets and announcements relating to the Pension Scheme; and

            (iii) all benefit projections for any members of the Pension Scheme.

            These documents contain full details of all benefits payable under the Pension Scheme. No power to increase those benefits or to provide different benefits has been exercised, and there are no circumstances in which there is a practice of exercising such a power under the Pension Scheme. In particular, the Company has never undertaken and there is no obligation under the Pension Scheme to provide a minimum level of benefits in respect of any person.

      6.5.4 The Vendors have notified the Purchaser in the Disclosure Letter of the rate at which contributions to the Pension Scheme are being paid and the basis on which they are calculated, and whether they are paid in advance or in arrear. All amounts due to the Pension Scheme have been paid.

  7   TAXATION MATTERS

7.1   RETURNS AND INFORMATION

      7.1.1 All returns, computations, notices and information which are or have been required to be made or given by the Company for any Taxation purpose (i) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct in all material respects and (ii) none of them is, or is believed by the Vendors to be likely to be, the subject of any dispute with the Inland Revenue or other Taxation authorities.

      7.1.2 The Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation insofar as it depends on any Transaction occurring on or before Completion.

7.2   TAXATION CLAIMS, LIABILITIES AND RELIEFS

      7.2.1 There are set out in the Disclosure Letter, with express reference to this paragraph, particulars of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) has, or at Completion will have, an outstanding entitlement to make:

            (i)   any claim (including a supplementary claim) for relief;

            (ii) any election, including an election for one type of relief, or one basis, system or method of Taxation, as opposed to another;

            (iii) any appeal or further appeal against an assessment to
                  Taxation;

            (iv) any application for the postponement of, or payment by instalments of, Taxation; or

            (v) or to disclaim or require the postponement of any allowance or relief.

            Such particulars are sufficient to enable the Purchaser to procure that any time limit to such entitlement expiring after Completion can be met.

      Neither the Company nor any director or officer of the Company has in the period of three (3) years prior to Completion paid, or become liable to pay, any fine, penalty or interest charged by virtue of the Taxes Management Act 1970 or the Value Added Tax Act 1994 or any other statutory provision relating to Taxation.

  8   ASSETS (OTHER THAN THE PROPERTIES)

8.1   SUBSIDIARIES

      The Company has no subsidiaries or investments in any other corporation or business organisation.

8.2   TITLE TO ASSETS

      All assets (other than the Properties) of the Company including all debts due to the Company which are included in the Audited Accounts or have otherwise been represented as being the property of or due to the Company or at the Balance Sheet Date used or held for the purposes of its business were at the Balance Sheet Date the absolute property of the Company and (save for those subsequently disposed of or realised in the ordinary course of trading) all such assets and all assets and debts which have subsequently been acquired or arisen are the absolute property of the Company and none is the subject of any assignment or Encumbrance (excepting only liens arising by operation of law in the normal course of trading) or the subject of any factoring arrangement, hire-purchase, conditional sale or credit sale agreement.

8.3   SUFFICIENCY OF ASSETS

      The property, rights and assets owned or leased by the Company comprise all the property, rights and assets which the Vendors reasonably believe are necessary for the carrying on of the business of the Company in the manner and to the extent to which it is presently conducted.

8.4   INSURANCE

      All material details of the present insurances of the Company are set out in the Disclosure Letter and in respect of all such insurances:

      8.4.1 all premiums have been duly paid to date;

      8.4.2 so far as the Vendors are aware all the policies are in full force and effect and no act, omission, misrepresentation or non-disclosure by or on behalf of the Company has occurred which makes any of these policies voidable, nor so far as the Vendors are aware have any circumstances arisen which would render any of these policies void or unenforceable for illegality or otherwise, nor so far as the Vendors are aware has there been any breach of the terms, conditions and warranties of any of the policies that would entitle insurers to decline to pay all or any part of any claim made under the policies;

      8.4.3 there are no special or unusual limits, terms, exclusions or restrictions in any of the policies and the premiums payable are not in excess of the normal rates and no circumstances exist which are likely to give rise to any increase in premiums; and

      8.4.4 details of all claims made during the period of three years preceding the date of this Agreement are contained in the Disclosure Letter and so far as the Vendors are aware no circumstances exist which are likely to give rise to any

8.5   PLANT AND MACHINERY ETC.

      The plant, machinery, vehicles and all other equipment owned or used in connection with the business of the Company are in good repair and condition (fair wear and tear excepted) and satisfactory working order and has been maintained and are not dangerous, obsolete, inefficient or surplus to requirements.

8.6   INTELLECTUAL PROPERTY

      8.6.1 All intellectual property rights including trade marks, service marks, trade names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, rights of extraction relating to databases, know-how and other confidential information and all other similar proprietary rights which may subsist in any part of the world (whether registered or not), and all pending applications therefor, which are used in the business of the Company are (or, where appropriate in the case of pending applications, will be):

            (i) legally and beneficially owned by, licensed to or used under the authority of the owner by the Company. Brief details of all such material licenses and authorities are set out in
                  Part 3 of Schedule 5 excluding any shrink-wrap licenses for computer software;

            (ii)  so far as the Vendors are aware valid and enforceable;

            (iii) so far as the Vendors are aware not being infringed or attacked or opposed by any person;

            (iv) not subject to any license or authority granted by the Company in favour of another;

            and so far as the Vendors aware no claims have been made and no applications are pending, which if pursued or granted might be material to the truth and accuracy of any of the above.

      8.6.2 The processes employed and the products and services dealt in by the Company do not use, embody or infringe any intellectual property rights of the type listed in paragraph 8.6.1 above of third parties (other than those belonging to or licensed to the Company and referred to in Schedule 5) and no claims of infringement of any such intellectual property rights have been made by any third party.

      8.6.3 There are no outstanding or potential claims against the Company under any contract or under Section 40 of the Patents Act 1977 for employee compensation in respect of any intellectual property rights.

      8.6.4 So far as the Vendors are aware there has been and is no misuse of know-how by the Company and no moral rights have been asserted which would materially and adversely affect the use of any of the intellectual property rights.

8.7   ABSENCE OF UNDISCLOSED LIABILITIES

      There are no material liabilities of the Company other than (i) liabilities disclosed or provided for in the Audited Accounts and/or the Completion Accounts; (ii) liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which is material; or
      (iii) liabilities disclosed elsewhere in this Agreement.

  9   LEASEHOLD PROPERTY

9.1   LEASEHOLD PROPERTIES

      The interest of the Company in the Property is leasehold and the requisite details have been completed in Schedule 4 and:

      9.1.1 There is no material subsisting breach, nor any material non-observance of any covenant, condition or agreement contained in the Lease on the part of either the relevant landlord so far as the Vendors are aware or the Company and no landlord has refused to accept rent or made any complaint or objection.

      9.1.2 No alterations have been made to the Property at the expense of the Company without all necessary consents and approvals and all such alterations to the Property are to be disregarded on rent reviews and do not have to be reinstated at the expiry of the term.

      9.1.3 Sections 24 to 28 of the Landlord and Tenant Act 1954 have not been excluded in relation to the tenancy created by the Lease.

      9.1.4 All steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the Courts.

      9.1.5 There are no other premises or land owned or leased by the Company other than as stated in this Agreement.

                                   SCHEDULE 3
                WARRANTIES GIVEN BY THE PURCHASER UNDER CLAUSE 6

  1   AUTHORITY AND CAPACITY OF THE PURCHASER

1.1 Nextera is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware of the United States of America.

1.2 As of the date of this Agreement, the authorized capital stock of Nextera consists solely of 50,000,000 shares of Class A Common Stock, par value US$0.001 per share (the "Nextera Class A Common Stock"), of which 16,811,740 shares were issued and outstanding as of such date; of 4,300,000 shares of Class B Common Stock, par value US$0.001 per share (the "Nextera Class B Common Stock"), of which 4,274,630 shares were issued and outstanding as of such date; and of 10,000,000 shares of Preferred Stock"), of which no shares were issued and outstanding as of such date. As of the date of this Agreement, other than:

            (i) options to purchase 3,043,000 shares of Nextera Class A Common Stock which have been issued to employees pursuant to Nextera's 1998 Equity Participation Plan and not yet exercised;

            (ii) options for 581,760 shares of Class A Common Stock which have been issued to certain employees of Lexecon Inc. and not yet exercised;

            (iii) 1,450,240 shares of Class A Common Stock reserved for issuance to certain former shareholders of Lexecon Inc. under certain circumstances set forth in that certain Contribution Agreement pursuant to which the Lexecon stock was acquired;

            (iv) 197,813 shares of Class A Common Stock reserved for issuance to certain former shareholders of Sibson Canada in exchange for shares currently owned by such shareholders in Sibson Canada Co.;

            (v) a warrant to acquire 250,000 shares of Class A Common Stock held by Knowledge Universe, Inc.;

            (vi) the right of the holders of certain debt obligations of Nextera to convert such debt into preferred stock under certain circumstances there are no shares of the Nextera Stock authorized and reserved for issuance, and Nextera has no commitment to authorize, issue, or sell shares of Nextera Stock of any class or series, or any right or option to purchase shares of any class or series, except pursuant to this Agreement and the Stockholders Agreement.

1.3 Other than as aforesaid no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital or any other security giving rise to a right over the capital of Nextera under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the shares of Nextera or any arrangements or obligations to create any Encumbrances.

1.4 The execution and delivery of, and the performance by Nextera of its obligations under, this Agreement and the Tax Deed of Covenant and any other documents to be executed by Nextera pursuant to or in connection with this Agreement will not:

      1.4.1 result in a breach of any provision of its memorandum or articles of association bylaws or other constitutional documents; or

      1.4.2 result in a breach of or default under or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which any of Nextera or the Company is a party or by which any of Nextera or any of its respective assets or the Company is bound.

1.6 The Nextera Shares to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Nextera's Class A Common Stock, par value US$0.001 per share, and will not be issued in violation of any pre-emptive rights.

  2   AUTHORITY

      The Purchaser has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and, to carry out the transactions contemplated hereby.

      The execution, delivery and performance by the Purchaser of this Agreement and each such other agreement, document and instrument have been duly authorised by all necessary organisational action of the Purchaser and no other action on the part of the Purchaser is required.

      This Agreement and each other agreement, document and instrument executed and delivered by the Purchaser pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Purchaser, as applicable, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by the Purchaser of this Agreement and each such agreement, document and instrument:

            (i) does not and will not violate any provision of the formation documents of the Purchaser;

            (ii) does not and will not violate any laws of England or any other jurisdiction applicable to the Purchaser or require the Purchaser to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

            (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which the Purchaser is a party and which is material to the business and financial condition of the Purchaser.

  3   LITIGATION

      There is no litigation pending or, to its knowledge, threatened against the Purchaser which would or could reasonably be expected to prevent or hinder the completion of the transactions contemplated by this Agreement which could reasonably be expected to have a material adverse effect on the Purchaser. There have been no claims made or threatened by a client or customer of the Purchaser nor, to the knowledge of the Purchaser, are there any such claims that may be asserted, which in any of the foregoing cases could reasonably be expected to have a material adverse effect on the Purchaser.

4       ABSENCE OF CERTAIN CHANGES

        Except as disclosed to the Vendors' Representative in writing since 30 June 1998, there has not been:

4.1 Any change in the business, properties, assets, results of operations, financial condition, liabilities, or prospects of the Purchaser, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or could reasonably be expected to be materially adverse with respect to the Purchaser;

4.2 Any material contingent liability incurred by the Purchaser as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Purchaser;

4.3 Any mortgage, encumbrance or lien placed on any of the properties of the Purchaser which remains in existence on the date hereof or will remain on the date of the Closing;

4.4 Any material obligation or liability of any nature, whether accrued, absolute or contingent incurred by the Purchaser other than obligations and liabilities incurred in the ordinary course of business (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

4.5 Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Purchaser other than in the ordinary course of business;

4.6 Any damage or destruction whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Purchaser;

4.7 Any declaration, setting aside or payment of any dividend by the Purchaser, or the making of any other distribution in respect of the membership interests of the Purchaser, or any direct or indirect redemption, purchase or other acquisition by the Purchaser of its respective membership interests;

4.8 Any labour trouble or claim of unfair labour practices involving the Purchaser, any change in the compensation payable or to become payable by the Purchaser to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

4.9 Any material change with respect to the officers or management of the Purchaser;

4.10 Any material obligation or liability incurred by the Purchaser to any of its officers, directors, members or employees, or any loans or advances made by the Purchaser to any of its officers, directors, members or employees, except normal compensation and expense allowances and advances payable to officers or employees;

4.11 Any change in accounting methods or practices, credit practices or collection policies used by the Purchaser;

4.12 Any other transaction entered into by the Purchaser other than transactions in the ordinary course of business (other than as disclosed); or

4.13 Any agreement or understanding whether in writing or otherwise, for the Purchaser to take any of the actions specified in paragraphs (5.1) through to (5.12) above.

5       COMPLIANCE WITH LAWS

        The Purchaser is in compliance with all applicable statutes, ordinances, orders, judgments, decree, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Purchaser or to the conduct of its business, except where non-compliance with such statute, ordinance, order, judgment, decree, rule or regulation would not have a material adverse effect on the Purchaser, and the Purchaser has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

6       INITIAL PUBLIC OFFERING

6.1 NEXTERA IS IN THE PROCESS OF REGISTERING WITH THE US SECURITIES AND EXCHANGE COMMISSION FOR AN INITIAL PUBLIC OFFERING: The Purchaser has provided or made available to the vendors copies of Nextera's Registration Statement on Form S-1, as filed with the United States Securities and Exchange Commission (the "SEC") on September 18, 1998, as the same has been amended or supplemented up to the date hereof (as so amended or supplemented, the "Registration Statement").

6.2 Nextera is in a jurisdiction which will allow it to proceed to undertake an initial public offering.

6.3 The Vendors have been provided with a true copy of the accounts of Nextera for the financial period ended 31st December 1997 and of the unaudited pro forma combined financial statements of Nextera as at 30th June 1998 each of which (subject as fairly disclosed therein) gives a true and fair view of the state of affairs of Nextera and its relevant subsidiaries as at the date to which they are prepared and of their results over the periods to which they relate.

6.4 The Vendors have been provided with a true copy of each Stockholders Agreement to which all Nextera shareholders are party and of the constitutional documents of Nextera and of all documents governing any stock or similar option incentive shares of Nextera and/or any of its subsidiaries.

                                   SCHEDULE 4
                  LEASEHOLD PROPERTIES - PARTICULARS OF LEASES


Address of Property:            3rd Floor, 32 Brook Street
                                London W1

Landlord:                       Erdman Lewis International Limited

Current tenant and guarantor:   The Alexander Corporation Limited

Term:                           8 years from 28/9/92 expires 27/9/2000

Current Rent:                   L41,600 per annum payable quarterly in
                                advance on quarter days.

                                   SCHEDULE 5

                             INTELLECTUAL PROPERTY

Copyright and moral rights subsisting in the written and other materials produced by Alexander for use in client work.

                                   SCHEDULE 6

                         VENDORS DEFERRED CONSIDERATION

The aggregate value of Loan Notes to be issued as Vendors Deferred Consideration will be equal to the Relevant Percentage of L300,000 rounding up any fractional Loan Note entitlement to the nearest L1.

The RELEVANT PERCENTAGE is that percentage in the table set out below, which corresponds to the Company's Cumulative Revenue and the Company's Cumulative Profit Before Tax (values between the figures shown being calculated using interpolation):

                                               RELEVANT PERCENTAGE
Company's                     >11.4      0       70       90        100

Cumulative                    10.26      0       60       75         90

Revenue                        9.12      0       50       65         80

(LMM)                         <9.12      0        0       50         65
                                      ------------------------------------
                                       <1.74     1.74    1.95       >2.17

                                      Company's Cumulative Profit Before tax

                                                      (LMM)

Example: If the Company's Cumulative Revenue is L10.26 MM and the Company's Cumulative Profit Before Tax is L1.74 MM the Relevant Percentage would be 60%;

">" means greater than; and

"<" means less than.

In calculating the Company's Cumulative Profit Before Tax no account shall be taken of and there shall be added back any amounts paid to or to be paid to Graham Alexander and/or Arthur Morgan under the Supplementary Deferred Consideration Agreement of even date entered into between them and the Purchaser.

In witness whereof this Agreement has been duly executed.



SIGNED by NEXTERA
ENTERPRISES INC. by MICHAEL MULDOWNEY    /s/ MICHAEL MULDOWNEY
, Chief Financial
Officer



SIGNED as an AGREEMENT by
the said GRAHAM ALEXANDER
in the presence of:                      /s/ GRAHAM ALEXANDER
NICOLA MAYO
One Silk Street
London, EC2Y 8HQ.



SIGNED as an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
CHARLES SHERNO                           /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 25 January 1999
in the presence of:
NICOLA MAYO
One Silk Street
London, EC2Y 8HQ.



SIGNED as an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
ARTHUR MORGAN                            /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 20 January 1999
in the presence of:
NICOLA MAYO
One Silk Street
London, EC2Y 8HQ.



SIGNED by an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
PHILIP GOLDMAN                           /s/ GRAHAM ALEXANDER
by power given under power of
attorney dated 26 January 1999
in the presence of:
NICOLA MAYO
One Silk Street
London, EC2Y 8HQ.

SIGNED as an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
MICHAEL MANWARING
by power given under power of            /s/ GRAHAM ALEXANDER
attorney dated 25 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON, EC2Y 8HQ



SIGNED as an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
RON HYAMS
by power given under power of            /s/ GRAHAM ALEXANDER
attorney dated 15 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON, EC2Y 8HQ



SIGNED as an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
VICTOR HARRIS
by power given under power of            /s/ GRAHAM ALEXANDER
attorney dated 27 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON, EC2Y 8HQ



SIGNED as an AGREEMENT by
GRAHAM ALEXANDER
for and on behalf of
PAUL BATES
by power given under power of            /s/ GRAHAM ALEXANDER
attorney dated 17 January 1999
in the presence of:
NICOLA MAYO
ONE SILK STREET
LONDON, EC2Y 8HQ